UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — November 6, 2017

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, the Registrant issued a press release announcing Greg L. Armstrong’s plans to retire as Chief Executive Officer of Plains All American Pipeline, L.P. and Plains GP Holdings, L.P. at the end of 2018.  Under a management succession plan and transition process approved by the Board of Directors of PAA GP Holdings LLC, Willie Chiang, who currently serves as Executive Vice President and Chief Operating Officer — U.S., will become CEO upon Mr. Armstrong’s retirement and Mr. Armstrong will continue as non-executive Chairman of the Board of Directors through December 2019, at which time he will retire from the Board.  Harry Pefanis will continue as President and a Director. In connection with the succession plan transition process, Mr. Chiang’s role as Chief Operating Officer will be expanded to cover both the U.S. and Canada, and Mr. Pefanis will take on the newly created additional role of Chief Commercial Officer.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K. and incorporated into this item by reference. Information regarding Mr. Chiang’s business experience and compensation arrangements is included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                         Exhibits

Exhibit 99.1 —	Press Release dated November 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: November 7, 2017	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President